Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Ensemble Health Partners, Inc. (formerly known as Thor HoldCo Corp) of our report dated September 1, 2021 relating to the balance sheet of Ensemble Health Partners, Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Cincinnati, Ohio

October 14, 2021